Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement of Infobird Co., Ltd on Form F-1 of our report dated August 4, 2020, except for Note 15 which is dated January 12, 2021, with respect to our audits of consolidated financial statements of Infobird Co., Ltd and Subsidiaries as of and for the years ended December 31, 2019 and 2018. We also consent to the reference to our Firm under the heading “Experts” in the prospectus.

/s/ Friedman LLP

New York, New York

January 12, 2021